EXHIBIT A

**MONITORING FEE SCHEDULE
RELATING TO NEOMEDIA TECHNOLOGIES INC.**

To: Escrow Agent
Date: October 28, 2008

In accordance with the Agreement, upon each deposit into the Escrow Account, the Buyer shall provide to the Escrow Agent a completed Monitoring Fee Schedule with respect to such deposit into escrow setting forth the date and amount of such deposit and the Schedule of Disbursements to be made to the Investment Manager from the Escrow Account. Below please find the Monitoring Fee Schedule in connection with the Monitoring Fee to be deposited into the Escrow Account pursuant to a Closing under the Securities Purchase Agreement:

Part I. Deposits of Monitoring Fee Into Escrow Account

Deposit Into Escrow Account **$200,000** **Date of Deposit** **October 28, 2008**

Part II. Schedule of Disbursements to Investment Manager From Escrow Account

Disbursement Date	Disbursement Amount	Remaining Escrow Funds
Initial Deposit		**$200,000**
November 1, 2008	$100,000	$100,000
May 1, 2009	$16,667	$83,333
June 1, 2009	$16,667	$66,667
July 1, 2009	$16,667	$50,000
August 1, 2009	$16,667	$33,333
September 1, 2009	$16,667	$16,667
October 1, 2009	$16,667	$0